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This letter of AGREEMENT is made between Self-Heating Container Corporation of
California ("SHC") and L. Lawrence Potomac ("Contractor") effective this 5th day of August, 1996, for the purpose of setting forth the exclusive terms and conditions by which SHC will acquire Contractor's services.

In consideration of the mutual obligations specified in this Agreement, and any compensation paid to the Contractor for services, the parties agree to the following:

1. SERVICES TO BE PROVIDED UNDER THIS AGREEMENT: General financial consulting services pertaining to accounting, budgeting, strategic planning, bridge financing, public offering of stock and warrants, and financial reporting. Contractor may interface with corporate accountants, attorneys and underwriters, and assist with the recruiting of a Chief Financial Officer. Contractor shall be available to serve on SHC's informal board of advisors.

Contractor may temporarily act as and be referred to as SHC's "Controller" until the CFO is hired, nevertheless, both parties agree that the full extent of Contractor's authority is to suggest actions to management. Contractor shall not be an officer of the corporation and is specifically not empowered to bind SHC. SHC shall indemnify Contractor for any claims from third parties which arise from the performance of services under this Agreement.

2. PAYMENT OF SERVICES: A monthly retainer of $1,000 shall be paid to the Contractor upon receipt of invoices from Financial Insight Corporation (an affiliate of the Contractor). Reasonable expenses related to the Contractor's fulfillment of the obligations covered under this Agreement shall also be billed to SHC and included in the Contractor's invoices. In addition, the Contractor shall receive as soon as practical after the signing of this Agreement fully vested, non-expiring options for the purchase of 59,400 shares of stock of SHC. These options shall have an exercise price of $.01 per share.

3. TERM OF CONTRACT: The Agreement shall terminate on July 31, 1998.

4. GENERAL: This Agreement may not be waived, modified, amended or assigned unless mutually agreed in writing by both parties. This Agreement shall be governed by the laws of California.

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELF-HEATING CONTAINER CORPORATION OF CALIFORNIA

By:                                         Date:
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James A. Scudder
President

                                            Date:
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L. Lawrence Potomac
Contractor